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                                                              EXHIBIT 10(s)(ii)


                        UNCONDITIONAL GUARANTY AGREEMENT


     THIS UNCONDITIONAL GUARANTY AGREEMENT (this "Guaranty"), dated as of November 15, 1996 made by LCI INTERNATIONAL, INC., a Delaware corporation (the "Guarantor"), in favor of NATIONSBANK OF TEXAS, N.A., as Agent for the ratable benefit of the Tranche A Lenders party to the Participation Agreement dated November 15, 1996 among the Guarantor, as Lessee and Construction Agent; First Security Bank, National Association, in its capacity as Owner Trustee under the Stuart Park Trust, as Owner Trustee, Borrower, and Lessor; the various Lenders from time to time party thereto; the various Holders from time to time party thereto; and NationsBank of Texas, N.A., in its capacity as agent for the Lenders, as agent (as amended or modified, the "Participation Agreement").


                              STATEMENT OF PURPOSE

     Pursuant to the terms of the Participation Agreement and the other Operative Agreements, the Tranche A Lenders, inter alia, have agreed to extend certain credit facilities to the Borrower in the aggregate principal amount of up to the aggregate Tranche A Commitments under the Credit Agreement.

     The proceeds of the credit facilities being extended by the Tranche A Lenders to the Borrower are being used by the Borrower to construct the Property, which Property shall be leased by the Borrower to the Guarantor pursuant to the terms of the Lease Agreement and the other Operative Agreements. Therefore, the extension of credit by the Tranche A Lenders to the Borrower will inure to the benefit of the Guarantor, directly or indirectly, as more particularly set forth in the Operative Agreements.

     In connection with the transactions contemplated by the Participation Agreement and the other Operative Agreements and as a condition precedent to the extension by the Tranche A Lenders of the Tranche A Loans, the Tranche A Lenders have requested, and the Guarantor has agreed to execute and deliver, this Guaranty.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Tranche A Lenders to make available Tranche A Loans pursuant to the

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Participation Agreement and the other Operative Agreements, it is agreed as follows:

     Definitions. Capitalized terms used herein (including the preamble hereof) shall have the meanings assigned to them in the Participation Agreement, unless the context otherwise requires or unless otherwise defined herein. References in the Operative Agreements or any of them to the "Guaranty" or herein to this "Guaranty" shall include and mean this Guaranty, including all amendments and supplements hereto now or hereafter in effect.

     Guaranty of Obligations of Borrower Relating to Tranche A Loans. The Guarantor hereby unconditionally guarantees to the Agent for the ratable benefit of the Tranche A Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations of the Borrower relating to or in any way arising from, out of or in connection with the Tranche A Loans, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with any Tranche A Lender or acquired by any Tranche A Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower to any Tranche A Lender relating to or in any way arising from, out of or in connection with the Tranche A Loans, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations"); provided, that notwithstanding anything to the contrary contained herein, it is the intention of the Guarantor and the Tranche A Lenders that the amount of the Guarantor's



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obligations with respect to the Guaranteed Obligations shall be in, but notin excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Section 547, Section 548, Section 550 and other "avoidance" provisions of Title 11 of the United States Code) applicable at any time to the Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the foregoing proviso, then the amount of such excess shall, from and after the time of payment by Guarantor, be reimbursed by the Tranche A Lenders upon demand by Guarantor.
The foregoing proviso is intended solely to preserve the rights of the Agent for the benefit of the Tranche A Lenders hereunder against the Guarantor to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrower or any other Guarantor under the Operative Agreements nor any other Person shall have any right or claim under such proviso that would not otherwise be available under Applicable Insolvency Laws.

     Nature of Guaranty. The Guarantor agrees that this Guaranty is a continuing, irrevocable, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

           the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the




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      Participation Agreement or any other Operative Agreement or any other agreement, document or instrument to which the Borrower is or may become a party;

           the absence of any action to enforce this Guaranty, the Participation Agreement or any other Operative Agreement or the waiver or consent by the Agent or any Tranche A Lender with respect to any of the provisions of this Guaranty, the Participation Agreement or any other Operative Agreement;

           the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Agent or any Tranche A Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

           any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Guarantor that, subject to the proviso in Section 2 hereof, its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations. The Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7 et seq., or similar law), or at law or in equity, or otherwise, to compel the Agent or any Tranche A Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Agent or any Tranche A Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, the Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive


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given at any time to the Agent or any Tranche A Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Agent or such Tranche A Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agent and the Majority Lenders (as determined with respect to Tranche A Loans only) have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Operative Agreements and, but for this Guaranty and such waivers, the Agent and Tranche A Lenders would decline to enter into the Operative Agreements.

     Demand by the Agent. In addition to the terms set forth in Section 3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Participation Agreement and the other Operative Agreements are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations (subject to the proviso in Section 2 hereof) then declared due and payable. Payment by the Guarantor shall be made to the Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available federal funds to an account designated by the Agent or at the address referenced herein for the giving of notice to the Agent or at any other address that may be specified in writing from time to time by the Agent.

     Waivers. In addition to the waivers contained in Section 3, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Agent or the Tranche A Lenders of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed


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Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Agent, the Tranche A Lenders or the Borrower whether now existing or which may arise in the future.

     Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Agent and the Tranche A Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Agent and the Tranche A Lenders, the obligations of the Borrower under the Operative Agreements. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Agent or the Tranche A Lender to any Person or Persons, any reference to the "Agent" or the "Tranche A Lenders" herein shall be deemed to refer equally to such Person or Persons.

     Modification of Loan Documents etc. If the Agent or the Tranche A Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:


           change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

           take any action under or in respect of the Operative Agreements in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

           amend or modify, in any manner whatsoever, the Operative Agreements;

           extend or waive the time for performance by the Guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under an Operative Agreement (other than this Guaranty), or waive such performance or compliance

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      or consent to a failure of, or departure from, such performance or compliance;

           take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Agent or the Tranche A Lenders have been granted a Lien, to secure any indebtedness or other obligation of the Guarantor or the Borrower to the Agent or the Tranche A Lenders;

           release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or the Borrower to the Agent or any Tranche A Lender;

           modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Borrower are subordinated to the claims of the Agent or any Tranche A Lender; or

           apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Borrower to the Agent or any Tranche A Lender in such manner as the Agent or any Tranche A Lender shall determine in its discretion;

then neither the Agent nor any Tranche A Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

     Reinstatement. The Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral for the Guaranteed Obligations are required to be returned by the Agent or any Tranche A Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Legal Requirement or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien or Collateral

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securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

     Waiver of Subrogation and Contribution. The Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Borrower that arise from the existence or performance of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Agent or the Tranche A Lenders against the Borrower or any security or collateral which the Agent or the Tranche A Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

     Representations and Warranties. To induce the Agent and the Tranche A Lenders to execute the Participation Agreement and the other Operative Agreements and, in case of the Tranche A Lenders, to make any Tranche A Loans, the Guarantor hereby represents and warrants that:


           (a) the Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its execution, delivery and performance of, this Guaranty;

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           (b) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

           (c) the execution, delivery and performance of this Guaranty will not violate any provision of any Legal Requirement or contractual obligation of the Guarantor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Legal Requirement or contractual obligation;

           (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

           (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues with respect to this Guaranty or any of the transactions contemplated hereby; and

           (f) the Guarantor has good record and marketable title in fee simple to or valid leasehold interests in all of its real property, and has good title to all of its other property, free of any and all Liens of any type whatsoever, except those permitted by the terms of the Operative Agreements.

     Remedies.

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     (a)  Upon the occurrence of any Event of Default, with the consent of the
Majority Lenders (as determined with reference to the Tranche A Loans only), the Agent may, or upon the request of the Majority Lenders (as determined with reference to the Tranche A Loans only), the Agent shall, enforce against the Guarantor its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Agent hereunder, under the Operative Agreements or otherwise.

     (b) No right or remedy herein conferred upon the Agent is intended to be exclusive of any other right or remedy contained herein or in any other Operative Agreement or otherwise, and every such right or remedy contained herein and therein or now or hereafter existing at law, or in equity, or by statute, or otherwise shall be cumulative. The Majority Lenders (as determined with reference to the Tranche A Loans only) may instruct the Agent to pursue, or refrain from pursuing, any remedy available to the Agent at such times and in such order as such Majority Lenders shall determine, and such Majority Lenders' election as to such remedies shall not impair any remedies against the Guarantor not then exercised. In addition, any election of remedies which results in the denial or impairment of the right of the Agent to seek a deficiency judgment against the Borrower shall not impair the Guarantor's obligation to pay the full amount of the Guaranteed Obligations.

     SECTION 12. Miscellaneous.

     Entire Agreement; Amendments. This Guaranty, together with the other Operative Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof and may not be amended or supplemented except by a writing signed by the Guarantor and the Agent.

     Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

     Severability. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be

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invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

     Notices. All notices and communications hereunder shall be given in accordance with Section 14.3 of the Participation Agreement.

     Binding Effect. This Guaranty shall bind the Guarantor and shall inure to the benefit of the Agent and the Tranche A Lenders and their respective successors and assigns. The Guarantor may not assign this Guaranty or delegate any of its duties hereunder.

     Non-Waiver. The failure of the Agent or any Tranche A Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Agent or any Tranche A Lender, nor excuse the Guarantor from its obligations hereunder. Any waiver of any such right or remedy by the Tranche A Lenders must be in writing and signed by the Majority Lenders (as determined with respect to Tranche A Loans only).

     Termination. This Guaranty shall terminate and be of no further force or effect on the date when the Guaranteed Obligations have been indefeasibly paid in full and the Tranche A Commitments terminated.

     Governing Law. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     (i) Consent to Jurisdiction. To the fullest extent permitted by applicable law, the Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations. The

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Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or any Tranche A Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner referenced in Section 12(d). Nothing in this Section 12(i) shall affect the right of the Agent or any Tranche A Lender to serve legal process in any other manner permitted by Legal Requirements or affect the right of the Agent or any Tranche A Lender to bring any action or proceeding against the Guarantor or its properties in the courts of any other jurisdictions.

     (j) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE AGENT, EACH TRANCHE A LENDER AND THE GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (k) Expenses. The Guarantor agrees that it will reimburse the Agent and each Tranche A Lender for all expenses (including reasonable attorneys fees and expenses) incurred by the Agent or such Tranche A Lender in connection with the obligations of the Guarantor under this Guaranty and any other Operative Agreements and all expenses (including reasonable attorneys fees and expenses) incurred by the Agent or any Tranche A Lender in connection with the enforcement of this Guaranty.

     (l) Limitation of Liability. Neither the Agent, the Tranche A Lenders nor any Affiliate thereof shall have any liability with respect to, and the Guarantor hereby waives, releases and agrees not to sue upon, any claim for any special, indirect, punitive, exemplary or consequential damages suffered by the Guarantor in connection with, arising out of, or in any way related to this Guaranty and the other Operative Agreements, the transactions contemplated herein or therein, or any act, omission or event occurring in connection herewith or therewith.


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     (m) Indemnities.  The Guarantor agrees to hold the Agent and the Tranche A
Lenders harmless from and against all losses suffered by the Agent and the Tranche A Lenders in connection with (i) the exercise by the Tranche A Lenders of any right or remedy granted to them under this Guaranty, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Guaranty, and (iii) the collection or enforcement of the Guaranteed Obligations or any of them; provided, that the Guarantor shall not be obligated to reimburse the Agent or the Tranche A Lenders for costs and expenses, or indemnify the Agent or the Tranche A Lenders for any loss, resulting from the gross negligence or willful misconduct of the Agent or the Tranche A Lenders. Notwithstanding any termination of this Guaranty, the indemnities to which the Agent and the Tranche A Lenders are entitled under this Guaranty shall continue in full force and effect and shall protect the Agent and the Tranche A Lenders against events arising after such termination as well as before.






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     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed under seal by its duly authorized officers as of the date first above written.

                                     LCI INTERNATIONAL, INC.


[CORPORATE SEAL]


                                     By:
                                        ------------------------------------
Attest:                                    Name:
                                                ----------------------------
By:                                        Title:
   --------------------------                    ---------------------------
      Name:
           -------------
      Title:
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